CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130047) and Post-Effective Amendment No. 1 to Registration Statement 333-130047 (No. 333-130047-99) and in the Registration Statement on Form S-8 (No. 333-185428) of our report dated June 20, 2025, with respect to the financial statements and supplemental schedule of Trane Technologies Employee Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Charlotte, North Carolina
June 20, 2025